Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2007 relating to the financial statements, which appears in Asia Electrical Power International Group Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ Robert G. Jeffrey Wayne, New Jersey June 13, 2007